Exhibit (a)(1)(F)

Boomerang Systems, Inc. Announces Note and Warrant Exchange Offer

Florham Park, New Jersey (July 11, 2014) – Boomerang Systems, Inc. (OTCQB: BMER, the “Company”), today announced that it has commenced an offer to exchange outstanding unsecured convertible promissory notes (“unsecured notes”) and warrants to purchase common stock issued under three private placements in 2011 and 2012 (“warrants”) for the issuance of common stock in exchange for the entire balance (principal and interest) of the unsecured note and warrants (the “Offer”). The holders of the following securities (collectively, the “Eligible Securities”) are eligible to participate in the Offer:

•	First Tranche Units consisting of $100,000 principal amount of First Tranche Eligible Note and First Tranche Eligible Warrants to purchase 25,126 shares of common stock of the Company, or a pro-rata portion thereof. The “First Tranche Eligible Notes” consist of an aggregate of $9,349,520, $1,350,000 and $925,000 principal amount 6% Convertible Promissory Notes due November 1, 2016, November 18, 2016 and December 9, 2016 respectively, convertible at a price of $3.98 per share (after giving effect to anti-dilution adjustments to the initial conversion price of $4.25 per share). The “First Tranche Eligible Warrants” consist of warrants to purchase an aggregate of 2,349,142, 339,200 and 232,416 shares of common stock of the Company expiring on November 1, 2016, November 18, 2016 and December 9, 2016 respectively, exercisable at a price of $3.98 per share (after giving effect to anti-dilution adjustments to the initial exercise price of $4.25 per share). The First Tranche Eligible Notes and the First Tranche Eligible Warrants were issued by the Company on November 1, 2011, November 18, 2011 and December 9, 2011 and are referred to as the “First Tranche Eligible Securities.” The Company will accept an exchange of partial First Tranche Units, provided that the number of First Tranche Eligible Notes and First Tranche Eligible Warrants included in such partial First Tranche Unit bears the same ratio as the number of First Tranche Eligible Notes and First Tranche Eligible Warrants in a First Tranche Unit;

•	Second Tranche Units consisting of $100,000 principal amount of Second Tranche Eligible Note and Second Tranche Eligible Warrants to purchase 21,552 shares of common stock of the Company, or a pro-rata portion thereof. The “Second Tranche Eligible Notes” consist of an aggregate of $5,000,000 and $1,200,000 principal amount 6% Convertible Promissory Notes due June 14, 2017, convertible at a price of $4.64 per share (after giving effect to anti-dilution adjustments to the initial conversion price of $5.00 per share). The “Second Tranche Eligible Warrants” consist of warrants to purchase an aggregate of 1,077,596 and 258,624 shares of common stock of the Company expiring on June 14, 2017, exercisable at a price of $4.64 per share (after giving effect to anti-dilution adjustments to the initial exercise price of $5.00 per share). The Second Tranche Eligible Notes and the Second Tranche Eligible Warrants were issued by the Company on June 14, 2012 and July 13, 2012 and are referred to as the “Second Tranche Eligible Securities.” The Company will accept an exchange of partial Second Tranche Units, provided that the number of Second Tranche Eligible Notes and Second Tranche Eligible Warrants included in such partial Second Tranche Unit bears the same ratio as the number of Second Tranche Eligible Notes and Second Tranche Eligible Warrants in a Second Tranche Unit;

•	Third Tranche Units consisting of $100,000 principal amount of Third Tranche Eligible Note and Third Tranche Eligible Warrants to purchase 21,368 shares of common stock of the Company, or a pro-rata portion thereof. The “Third Tranche Eligible Notes” consist of an aggregate of $3,075,000 principal amount 6% Convertible Promissory Notes due December 31, 2017, convertible at a price of $4.68 per share (after giving effect to anti-dilution adjustments to the initial conversion price of $5.00 per share). The “Third Tranche Eligible Warrants” consist of warrants to purchase an aggregate of 657,061 shares of common stock of the Company expiring on December 31, 2017, exercisable at a price of $4.68 per share (after giving effect to anti-dilution adjustments to the initial exercise price of $5.00 per share). The Third Tranche Eligible Notes and the Third Tranche Eligible Warrants were issued by the Company on December 28, 2012 and are referred to as the “Third Tranche Eligible Securities.” The Company will accept an exchange of partial Third Tranche Units, provided that the number of Third Tranche Eligible Notes and Third Tranche Eligible Warrants included in such partial Third Tranche Unit bears the same ratio as the number of Third Tranche Eligible Notes and Third Tranche Eligible Warrants in a Third Tranche Unit;

“We believe that the exchange offer is mutually beneficial for the unsecured note and warrant holders and Boomerang Systems,” said Mark Patterson, Chief Executive Officer of the Company. “We are making this Offer to settle the balances of the Eligible Notes and give the holders of the Eligible Securities common stock of the Company. The exchange under the Offer provides an opportunity for the Company to relieve some of the outstanding debt as we believe we will need to raise additional funds in the near future to fund operations, and we do not believe we will able to raise additional equity capital unless we exchange all or a substantial portion of the Eligible Securities.”

Important Notice

This press release is for informational purposes only and is neither an offer to exchange nor a solicitation of an offer to exchange any of the company’s securities. The offer to exchange will be made only pursuant to the Offer, the related election to participate and other materials that are being mailed shortly to holders of securities eligible to be exchanged in the offer and have been filed with the Securities and Exchange Commission. Holders of securities eligible to be exchanged in the offer should read those materials and the documents incorporated therein by reference carefully because they will contain important information, including the various terms of, and conditions to, the exchange offer. The Company has filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission, which includes the Offer to Exchange, the related election to participate and other materials, and is available at no charge at the Securities and Exchange Commission’s website at www.sec.gov, or from the Company at 30 A Vreeland Road, Florham Park, NJ 07932, telephone (973) 387-8514. Holders of securities eligible to be exchanged in the offer are urged to read those materials carefully prior to making any decisions with respect to the exchange offer.

About Boomerang Systems, Inc.

Headquartered in Florham Park, New Jersey, with research, design, testing and production facilities in Logan, Utah, Boomerang Systems, Inc. (www.boomerangsystems.com) is in the business of marketing, designing, engineering, manufacturing, installing and servicing its RoboticValet® automated parking systems.

The Company is the developer and sole provider of the patent-pending Boomerang RoboticValet® automated parking system, which differs from legacy mono-path automated parking systems in that it uses omni-directional, battery-powered robots, and a proprietary software and robotics guidance system, to carry vehicles parked on self-supporting steel trays to and from storage spaces by driving directly on a concrete slab surface, without the use of a rail or track.

Safe Harbor Statement

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The Material contained in this press release may include statements that are not historical facts and are considered "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Boomerang Systems, Inc.'s current views about future events, financial performances, and project development. These "forward-looking" statements are identified by the use of terms and phrases such as "will," "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Boomerang's expectations. These risk factors include, but are not limited to, the risks and uncertainties identified by Boomerang Systems, Inc. under the headings "Risk Factors" in its latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These factors are elaborated upon and other factors may be disclosed from time to time in Boomerang Systems, Inc.'s filings with the Securities and Exchange Commission. Boomerang expressly does not undertake any duty to update forward-looking statements